Exhibit 10.1

EXAGEN CORPORATION

STOCK OPTION PLAN

(as amended)

1. Purposes of the Plan. The purpose of this Stock Option Plan (as more fully defined as “Plan” below) is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Corporation (as defined below). The Plan provides for options, which qualify as incentive stock options pursuant to section 422 of the Internal Revenue Code of 1986, as amended, as well as options, which do not so qualify.

2. Effective Date and Duration of Plan. The Plan will become effective immediately upon its adoption by the Board of Directors of the Corporation. The Plan is subject to approval by the shareholders of the Corporation within 12 months before or after the date the Board of Directors adopts the Plan. The Plan will terminate on December 31, 2012, or at an earlier time as the Board of Directors may fix, and no Option will be granted under the Plan after that date. An Option outstanding at the date of termination will remain in effect until it is exercised, expires, or is otherwise canceled, settled or terminated as provided herein or in a Stock Option Agreement.

3. Definitions. The following terms are used throughout the Plan, and whenever used in the capitalized form, except as otherwise expressly provided, the term will be deemed to have the following meaning:

a. “Affiliate” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Corporation) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Corporation.

b. “Board of Directors” means the Board of Directors of the Corporation, or any committee of the Board of Directors established and authorized by the Board of Directors to carry out the obligations of the Board of Directors under the Plan.

c. “Common Stock” means the shares of the common stock of the Corporation that is the subject of this Plan, whether now issued or to be issued in the future, and any other stock or security resulting from adjustments made in Paragraph 17.

d. “Corporation” means Exagen Corporation, and includes any successor or assignee corporation(s) into which the Corporation may be merged, changed or consolidated, any corporation for whose securities the securities of the Corporation will be exchanged, and any assignee of or successor to substantially all of the assets of the Corporation.

e. “Fair Market Value” means the most recent value for this purpose based upon the good faith determination of the Board of Directors, or at the discretion of that board by an independent appraiser or appraisers selected by the board. If the stock is publicly traded, the closing price of stock of that class as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded. If no such closing prices are reported, then the Fair Market Value will be determined on the basis of the mean between the high bid and low asking prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by or under authority of the Board of Directors of the Corporation.

f. “Greater Than 10% Shareholder” means a Participant who at the time of the grant of the Option owns more than ten percent of the total combined voting power of all classes of stock of the Corporation or its Affiliates. For purposes of this definition, a Participant is considered to own the stock owned by the Participant’s spouse, lineal descendants, parents, siblings, and grandparents, as well as a proportional interest of stock owned by a corporation, partnership, trust, or estate of which the Participant is a shareholder, partner, or beneficiary.

g. “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

h. “Management Objectives” means the achievement of performance objectives established pursuant to this Plan, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant, or the division, department or function within the Corporation in which the Participant is employed or with respect to which the Participant provides consulting services. The Board of Directors may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board of Directors, events or transactions have occurred after the Option Grant Date that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

i. “Nonqualified Option” means an Option that is not intended to qualify as an Incentive Stock Option.

j. “Option” means an Incentive Stock Option or Nonqualified Option to purchase Common Stock in the Corporation granted under the Plan. To the extent that the aggregate Fair Market Value of stock to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation and its Affiliates) exceeds $100,000, such options will be treated as Nonqualified Options.

k. “Option Grant Date” means the date on which the Board of Directors authorizes the grant to a Participant of an Option to purchase shares of the Common Stock of the Corporation under the Plan.

l. “Option Price” means the price at which the Corporation’s Common Stock may be purchased under an Option as provided in the Plan.

m. “Participant” means a person who is selected by the Corporation to receive benefits under this Plan.

n. “Plan” means the Exagen Corporation Stock Option Plan, as set forth in this document and as amended from time to time.

o. “Representative” means, if the Participant is living, but incapacitated, the person or entity acting as the conservator, guardian or temporary guardian of the Participant or as his attorney-in-fact or agent under a valid durable power of attorney. If the Participant has died, then “Representative” means: (a) the person or entity acting as the personal representative of a Participant’s estate pursuant to the last will and testament of a Participant or appointed by a judge in an intestate probate action, or, if applicable, (b) the person or entity which is the beneficiary of the Participant.

p. “Stock Option Agreement” means an agreement entered into between a Participant and the Corporation as described in paragraphs 8 and 9.

q. “Stock Restriction Agreement” means an agreement in the form prescribed by the Corporation whereby Stock is subject to certain restrictions and the Corporation is given certain rights to require the sale of stock upon the occurrence of certain events or, if a restriction is violated.

r. “Termination” means, for purposes of this Plan with respect to a Participant, that the Participant no longer is providing services as any of an employee, officer, Director or consultant to the Corporation. For determining whether and when a Participant has incurred a Termination of Employment for cause, “cause” will mean any act or omission defined in any employment agreement or arrangement in existence on the date of Termination of Employment between the Participant and the Corporation or Affiliate which permits the Corporation or Affiliate to terminate the employment agreement or arrangement between the Participant and the Corporation or Affiliate, for cause. In the event there is no employment agreement or arrangement in existence between the Participant and the Corporation or Affiliate at Termination of Employment, or if the term “cause” is not defined in the employment agreement or arrangement, then “cause” will mean (a) any act or omission of a criminal nature, or any act of malfeasance or wrongdoing affecting the Corporation or an Affiliate the result of which is detrimental to the interests of the Corporation or an Affiliate; (b) the material breach of a fiduciary duty owing to the Corporation or Affiliate, including without limitation, fraud and embezzlement; (c) conduct or the omission of conduct on the part of the Participant which constitutes a material breach of any statutory or common-law duty of loyalty to the Corporation or its Affiliate; (d) the breach of any covenant not to compete with the Corporation or its Affiliate; or (e) engaging in any act of disloyalty or any conduct clearly tending to bring discredit upon the Corporation or its Affiliate, or any conduct which causes or reasonably could cause substantial harm to the Corporation or its Affiliate, as determined by the Board of Directors in their sole discretion.

s. “Transfer” means any sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance, or other transfer of title, whether by operation of law or otherwise.

4. Stock Subject to the Plan. Subject to adjustment as provided in paragraph 17, an aggregate of 10,867,150 shares of the Corporation’s common stock will be available for issuance pursuant to Options which may be granted under the Plan. The shares may be either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Corporation and held as treasury shares. Options which remain unissued at the termination of this Plan will cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Corporation will at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.

5. Terms of Options. Options will be granted on such terms as the Board of Directors will determine, but no Incentive Stock Option will be exercisable after ten years from the Option Grant Date. Notwithstanding the above, if an Incentive Stock Option is granted to a Participant who is a Greater Than 10% Shareholder at the time the Incentive Stock Option is granted, the term with respect to such Incentive Stock Option will not be in excess of five years from the Option Grant Date. The term of any Incentive Stock Option may be subject to termination prior to the expiration of the ten-year period as provided in the Plan.

6. Release of Shares. If any Option granted is subsequently cancelled, forfeited, expires or is terminated for any reason without having been exercised, any shares of Common Stock subject to such Option will again be available and may thereafter be granted or otherwise applied under this Plan.

7. Eligible Employees; Successive Grants. Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Corporation. Non Qualified Stock Options may be granted to employees, officers, directors and consultants of the Company, provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Corporation, by action of the Board of Directors and subject to the provisions of the Plan, may grant Options to individuals selected by the Board of Directors of such number of shares as may be determined by the Board of Directors. In making this selection the Board of Directors may give consideration to the functions and responsibilities of the respective individual, the present and potential contributions of such individual to the Corporation, the value of the individual’s service to the Corporation and such other factors deemed relevant by the Board of Directors. Successive grants may be made to the same Participant regardless of whether any Options previously granted to the Participant remain unexercised.

8. Granting of Option. The Corporation in its discretion may require as a condition of the granting of an Option that a Participant make any representation or warranty to the Corporation as the Board of Directors may deem necessary to be required under any applicable law or regulation. This may include, but not be limited to a representation or warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares. An Option will be deemed to have been granted only when (i) the Board of Directors has designated the Participant to receive an Option and determined the number of shares to be granted and the exercise price of the Option, and (ii) a Stock Option Agreement has been executed by the Corporation and delivered or mailed to the selected individual. Nothing contained in the Plan or any resolution adopted or to be adopted by the Board of Directors, and no action taken by the Board of Directors will constitute the granting of any Option without the execution by the Corporation of a Stock Option Agreement. In addition, any grants of Options will be subject to the following conditions:

a. Each grant shall specify the conditions, if any, including as and to the extent determined by the Board of Directors, the period or periods of continuous employment, or continuous engagement of the consulting services, of the optionee by the Corporation, or the achievement of Management Objectives, that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the acceleration of the exercise dates of an Option, including, without limitation, in the event of a change in control of the Corporation or other similar transaction or event.

b. Option Rights granted may be Nonqualified Options or Incentive Stock Options or combinations thereof, as set forth in the Stock Option Agreement.

c. The aggregate Fair Market Value per share, determined as of the Option Grant Date, of the Common Stock for which any Participant may be awarded Incentive Stock Options which are first exercisable by the Participant during any calendar year under this Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

9. Acceptance of Option by Participant. Any person selected to receive an Option must elect to accept the Option under this Plan within ten business days after the date on which the Stock Option Agreement executed by the Corporation has been delivered or mailed to them. The person selected may elect to accept such Option by executing and delivering a copy of the Stock Option Agreement to the Corporation, and will at that time become a “Participant.” No Option granted may be exercised prior to such acceptance. If the Option is not accepted, it will expire automatically at the end of the ten-day period, unless extended in writing by the President of the Corporation.

10. Option Price. The price per share of Common Stock purchasable under Options granted pursuant to the Plan may be less than, equal to or greater than the Fair Market Value on the Option Grant Date, provided, however, that the Option Price with respect to each Incentive Stock Option shall not be less than 100% (or 110%, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners)) of the Fair Market Value on the Option Grant Date. The full Option Price for the shares purchased will be paid when the Option is exercised.

11. Exercise of Option in Installments. The Board of Directors may provide that an Option will vest over time and become exercisable in one or more installments. If the grant provides for the vesting of an Option on an installment basis, a Participant will have the right, after an Option has been granted and accepted by the Participant as provided in the Plan, to purchase from the Corporation only those number of shares of Common Stock in which the Participant has vested in accordance with the dates and times provided for by the Board of Directors in the installment schedule included in the Stock Option Agreement. A Participant has no right whatsoever to exercise any Option granted until such installment accrues as provided in the Stock Option Agreement.

12. Method of Exercising Option. Subject to the terms and conditions of the Plan, the Participant or Representative may exercise the Option by delivery of written notice of intent to exercise to the Corporation, at the corporate offices at 2704 Yale Blvd. SE, Albuquerque, NM, 87106.

a. Each notice must state the election to exercise the Option and the number of shares which are being purchased, indicate in what name the certificate will be issued (including joint tenancy with right of survivorship between the Participant and another person, if so opted and if permitted under the Stock Option Agreement and Stock Restriction Agreement), and will be signed by the Participant or Representative exercising the Option and, if Participant is married, by his or her spouse. If a Representative is exercising the Option, the Representative will attach proof, satisfactory to the Corporation, of such person’s right to exercise the Option as a Representative of the Participant. Each notice will be accompanied by a check payable to the order of the Corporation for the full purchase price for the shares being purchased. If the Corporation is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise will be accompanied by a check payable to the order of the Corporation for payment of the amount of any withholding tax.

b. If the Board of Directors requires the execution of a Stock Restriction Agreement, or other agreement, as a condition of exercise of an Option, the Stock Restriction Agreement, or other agreement, will be executed by the Participant or Representative and, if Participant is married, by his or her spouse before any certificate for Common Stock is issued.

c. The Corporation will deliver the certificate representing the shares of Common Stock purchased as soon as practicable after receipt of the notice, the payment and the signed Stock Restriction Agreement (if applicable). The certificate evidencing the ownership of the Common Stock of the Corporation will be registered in the name of the person indicated in the notice, or if none, then in the name of the Participant or Representative. The certificate will be delivered to the Participant or Representative as provided in the notice, or to others, if so provided in the notice. All shares of Common Stock that will be purchased upon the exercise of the Option as provided in the Plan will be fully paid and nonassessable.

13. Nontransferability of Options. Except as provided in the Plan or the Stock Option Agreement, no Participant, Representative, or any other person or entity may Transfer an Option in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. The Option is exercisable during a Participant’s lifetime only by the Participant or his Representative. The Option will not be subject to execution, attachment, or similar process. Any attempted Transfer contrary to the provisions of the Plan or the Stock Option Agreement, and the levy, attachment, or any similar process upon the Option will be null and void and without effect. The Corporation will have the right to terminate the Option in the event of any Transfer of the Option, or levy, attachment or similar process, by notice to that effect to the person entitled to exercise the Option under the Plan, provided that termination of the Option will not prejudice any rights or remedies which the Corporation may have under the Plan, the Stock Option Agreement, or otherwise.

14. Termination. In the event that the Participant is terminated, any unexercised Incentive Stock Options held by the Participant must be exercised as follows:

a. Within twelve (12) months after Termination of Employment if such termination is the result of the Participant’s disability as defined in Internal Revenue Code Section 22(e)(3), or

b. Within three (3) months after Termination of Employment, if such termination is for any other reason, except the death or disability of the Participant or as provided in paragraph 14.c. below. Any unexercised Option at the end of the three-month period will expire automatically.

c. The Corporation may cancel and rescind grants of Options if the Termination of Employment is for cause, or if during the three-month period after Termination of Employment, the former employee engages in conduct, which would have constituted cause for Termination of Employment. This is at the sole discretion of the Board of Directors.

15. Death of a Participant. If a Participant is terminated because of Participant’s death (or the Participant dies within three months after a Termination other than for Cause), then Participant’s Option may be exercised, to the extent that the Participant will have been entitled to do so at the date of his death, by his Representative within twelve months of the date of the Participant’s death, unless the Option expires earlier by its own terms or by the terms of the Plan. Any portion of the Option, which is not exercised at the end of the twelve-month period, will expire automatically.

16. Administration of the Plan. The Board of Directors of the Corporation will administer the Plan. Subject to the provisions of the Plan, the Board of Directors may adopt such rules and regulations for interpreting and carrying out this Plan, as it may deem necessary, desirable or convenient. All questions of interpretation and application of the Plan and any Options issued under it will be determined solely by the Board of Directors. The determination of the Board of Directors will be final and binding upon all parties.

a. Powers of the Board of Directors. In particular, the Board of Directors will have the authority to determine the following:

(1) The Participants who will be granted Options;

(2) The number of Options to be made available;

(3) The number of shares of Common Stock to be covered by each Option;

(4) The Option Price, subject to the limits established in the Plan;

(5) The times at which such Options will be granted;

(6) The conditions on exercise of any Options;

(7) Additional terms, conditions and restrictions in the Stock Option Agreement;

(8) When or whether a Participant is disabled (based upon written opinions from two medical doctors);

(9) Whether and for what reason an employee of Corporation has incurred a Termination of Employment;

(10) Appointment and compensation of agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(11) Construction and interpretation of this Plan and any Stock Option Agreement and all other actions and determinations deemed necessary or advisable for the administration of this Plan.

b. Authority to Require Conditions Precedent. The Board of Directors may impose upon any and all Participants any conditions precedent to the receipt of Options under this Plan which it may deem appropriate to assure that the Corporation will secure the expected benefits from granting such Options, including, without limitation a requirement that a Participant agree to remain in the employ of the Corporation for a specified period or that a Participant agree in writing that, in the event the Participant ceases to be an employee, director, officer, advisor or consultant of the Corporation for any reason, he will not, for a specified period from the date of such cessation, engage in any activity or business which would be competitive with the business of the Corporation, or that the Participant will not disclose any trade secrets of the Corporation.

c. Modifications to the Plan: The Corporation’s Board of Directors may at any time and from time to time modify and amend the Plan in such manner as the Board of Directors deems advisable, but may not, without the approval of the Corporation’s shareholders, make any alteration in the Plan (except as provided in Paragraph 17) which operates (i) to increase the total number of shares which may be issued under the Plan, (ii) to extend the term during which Options may be granted under the Plan, (iii) to permit the exercise of an Option after the date on which the Option would otherwise expire pursuant to its terms or (iv) to reduce the Option price per share after the Option is granted. No notice to eligible employees, Participants, or Representatives need be given by the Board of Directors upon a modification. The Board may not amend the Plan in any manner which would have the effect of preventing Incentive Stock Options issued under the Plan from being incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

d. Termination of the Plan. The Board of Directors may terminate the Plan at any time upon 30 days written notice to the Participants or Representatives of the date fixed for termination, provided however that no such action shall deprive a Participant, without his or her consent, of any Option granted pursuant to the Plan unless the termination of the Plan is a result of the occurrence of an event specified in Paragraph 17. Upon the occurrence of an event specified in Paragraph 17 and a decision by the Board of Directors to terminate the plan, the Participant or Representative may exercise Options at any time during the 30-day period, unless the Option expired earlier.

17. Adjustments.

a. Changes in Capital Structure: In the event that the outstanding shares of the Corporation’s Common Stock is changed by a stock dividend, recapitalization, stock split,

reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Corporation without consideration, then (a) the number of shares reserved for issuance under this Plan, and (b) the Exercise Prices of and number of shares subject to outstanding Options will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a share will not be issued but will either be paid in cash at Fair Market Value of such fraction of a share or will be rounded down to the nearest whole share, as determined by the Board of Directors.

b. Dissolution or Liquidation: In the event of the dissolution or liquidation of the Corporation, any Option granted under the Plan will expire as of the date to be fixed by the Board of Directors pursuant to Paragraph 16.d.

c. Corporate Transaction: The term “Corporate Transaction” will mean (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

In the event of any Corporate Transaction, each outstanding option shall accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option under the Plan shall not so accelerate if and to the extent the acceleration of such option is subject to other limitations imposed by the Board of Directors at the time of the option grant and recorded in the agreements evidencing such option.

Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding.

18. Participant’s Employment. Nothing in this Plan or related documents will be construed to create or imply any contract of employment between a Participant and the Corporation or confer upon the Participant any right to continue in the employ of the Corporation, nor will it affect or restrict the right of the Corporation to terminate such employment at any time. Unless otherwise expressly set forth in a separate employment agreement between the Participant and the Corporation or its subsidiaries, the employment of a Participant is at-will, and the Participant or Corporation may terminate employment at any time for any reason, with or without cause.

19. No Rights of Shareholder. No Participant or Representative will have rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for shares of Common Stock, following the exercise of an Option. No Participant or Representative will have rights with respect to dividends or other distributions for which a record date is established prior to the date the stock certificate is issued.

20. No Obligation to Disclose. The Corporation will have no duty or obligation to affirmatively disclose to an employee, Participant or Representative any material information regarding the Corporation at any time prior to or in connection with the grant or exercise of an Option.

21. Restriction on Issuance of Shares. Each Option granted under the Plan will be subject to the requirement that if the Board of Directors determines in its sole discretion that the listing, registration or qualification on any securities exchange or pursuant to any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the shares covered by the Option or the purchase of such shares, then no Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

22. Registration Under Securities Laws. The Common Stock, which is the subject of these Options, has not been registered under the Securities Act of 1933. Therefore, all shares of stock issued upon exercise of an Option must be held for investment purposes.

23. Legend. All shares of stock issued pursuant to the Plan and the Stock Option Agreement will bear a legend stating the following restriction or an abbreviation thereof:

“The shares of stock represented by this certificate (1) have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, that registration is not required for such sale or transfer; and (2) are subject to certain restrictions upon the transfer thereof, and to certain rights and obligations, all as more specifically set forth in the Exagen Corporation Stock Option Plan and the Exagen Corporation Stock Option Agreement. Copies of the Plan and the Stock Option Agreement are available for inspection at the registered office of the Corporation.”

24. Consultation With Advisors. Each Participant or Representative is expected to consult his own advisors with respect to the tax and securities consequences of holding an Option or exercising an Option.

25. Indemnification. In addition to any other rights of indemnification granted by a third party or by law, the Corporation will indemnify, defend and hold harmless the Board of Directors (collectively), and the individual members of the Board of Directors, against the reasonable expenses, (including attorneys’ fees), actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or any threat thereof, or in connection with any appeal, to which they or any of them may be a party by reason of any act or omission in connection with the Plan or any Option granted by them, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any action, suit or proceeding, unless it is adjudged in such action, suit or proceeding that such indemnified party is liable for gross negligence or gross misconduct in the performance of his duties; provided that within

60 days after institution of any such action, suit or proceeding the indemnified party may in writing elect to defend the same at its sole expense, and if such election is made, the Corporation will have no further liability or obligations to the indemnified party under this Section.

26. Governing Law. The Plan will be governed by the law of the State of New Mexico (other than its law respecting choice of law), and will be interpreted under, construed under and enforced pursuant to the internal laws of the state of New Mexico applicable to agreements made and to be performed wholly within the State of New Mexico.

27. Severability. If any provision of this Plan is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision thereof, and this Plan will be construed as if such invalid or unenforceable provision were omitted.

28. Binding Effect. Any actions taken under the provisions of this Plan and any rules adopted by the Board of Directors will bind the Corporation and all recipients of Options pursuant to this Plan. This Plan will inure to the benefit of and be binding upon the Corporation, its employees, and their respective successors, heirs and assigns.

29. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld.

30. Certain Terminations of Employment or Consulting Services, Hardships and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement, with the consent of the Corporation, termination of employment or consulting services to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option that is not immediately and fully exercisable, the Board of Directors may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation, waiving or modifying any limitation or requirement with respect to any award under this Plan.

EXAGEN DIAGNOSTICS, INC.

STOCK OPTION PLAN

STOCK OPTION AGREEMENT   # [    ]

This Stock Option Agreement (“Agreement”) is made and entered into effective as of the Date of Grant set forth below (the “Date of Grant”) by and between Exagen Diagnostics, Inc., a Delaware corporation (the “Company”), and the participant named below (“Participant”) pursuant to the Company’s Stock Option Plan (the “Plan”). Capitalized terms not defined herein will have the meaning ascribed to such terms in the Plan.

Participant:
Social Security Number:
Address:

Total Option Shares:
Exercise Price Per Share:
Date of Grant:
Vesting Dates:

Expiration Date:
Type of Stock Option
(Check one):	[ ] Incentive Stock Option
[ ] Nonqualified Stock Option

1. Grant of Option. The Company hereby grants to Participant an option (the “Option”) to purchase the total number of shares of Common Stock ($.001 par value per share) of the Company set forth above (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. In consideration of and as a precondition to the grant of the Option, Participant, on behalf of Participant and all persons or parties claiming through the Participant, including any successor or assign, as of the date hereof forever waives, releases, discharges and covenants not to sue the Company or its successors, assigns, shareholders, affiliates, partners, officers, directors, employees, agents, attorneys, accountants, and representatives from or on any and all past, present, or future claims, demands, causes of action, suits, damages, costs, expenses, losses, liabilities or obligations, whatsoever, whether at law or equity, know or unknown, arising directly or indirectly from or in connection with any stock option previously granted to Participant by the Company.

2. Exercise Period.

2.1 Exercise Period of Option. As stated pursuant to the vesting dates above.

2.2 Vesting of Options. Shares that are vested pursuant to the schedule set forth in Section 2.1 hereof are “Vested Shares”. Shares that are not vested pursuant to the schedule set forth in Section 2.1 hereof are “Unvested Shares”.

2.3 Expiration. These Options will expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

3. Termination. If Participant is terminated for Cause, then this Option will expire on Participant’s Termination Date, or at such later time and on such conditions as determined by the Board of Directors. In the event of termination for any other reason, this Option will be exercisable, as to Vested Shares, in accordance with the terms of the Plan.

4. Non-transferability of Option. This Option may not be transferred in any manner other than by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by Participant. The terms of this Option will be binding upon the successors and assigns of Participant.

5. Tax Consequences. Set forth below is a brief summary as of the Effective Date of the Plan of some of the tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

5.1 Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal or state income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

5.2 Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal and state income tax liability upon the exercise of this Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is or was an employee of the Company, the Company will be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

6. Governing Plan Document. The Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control.

7. Entire Agreement. The Plan is incorporated herein by reference. A copy of the Plan may be obtained from the Corporation. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

8. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

EXAGEN DIAGNOSTICS, INC:	PARTICIPANT:

By:	By:
Name:	Name
Title: